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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                                 645,162 SHARES

                                EQUITY INNS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                  MARCH 25, 1998


J.C. BRADFORD & Co., L.L.C.
330 Commerce Street
Nashville, Tennessee 37201

Dear Ladies and Gentlemen:

         Equity Inns, Inc., a Tennessee corporation (the "Company"), proposes to issue and sell an aggregate of 645,162 shares (the "Shares") of its common stock, $0.01 par value per share (the "Common Stock"), to J.C. Bradford & Co., L.L.C. (the "Underwriter"). The Underwriter intends to deposit the Shares with the trustee of the Select Real Estate Trust (the "UIT Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended, to which J.C. Bradford & Co., L.L.C. acts as sponsor and depositor, in exchange for units in the UIT Trust.

         Upon consummation of the transactions contemplated hereby and application of the net proceeds from the sale of the Shares, the Company, through its wholly-owned subsidiary, Equity Inns Trust, a Maryland real estate investment trust (the "Trust"), will own an approximate 95.2% general partnership interest in Equity Inns Partnership, L.P. (the "Partnership"), a Tennessee limited partnership. The Partnership currently owns 89 hotels as described in the Prospectus (the "Current Hotels"). The Partnership has entered into agreements (the "Acquisition Agreements") as described in the Prospectus to acquire seven additional hotels (such additional hotels being hereinafter referred to as the "Acquisition Hotels;" and, together with the Current Hotels, the "Hotels"). Other capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

         The Company wishes to confirm as follows its agreement with the Underwriter in connection with the purchase of the Shares by the Underwriter.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder

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(collectively, the "Act"), a registration statement on Form S-3 (Registration
No. 33-99480) under the Act, including a prospectus relating to the Company's Common Stock and such amendments to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Such registration statement and any post-effective amendments thereto have become effective under the Act. The Company also has filed, or proposes to file, with the Commission pursuant to Rule 424(b) under the Act, a prospectus supplement specifically relating to the Shares.

         The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it became effective, as supplemented or amended prior to the execution of this Agreement, including all information (if any) deemed to be a part of such registration at the time it became effective pursuant to Rule 430A under the Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the base prospectus in the form included in the Registration Statement at the time it was declared effective (the "Base Prospectus") together with the prospectus supplement relating to the offering of the Shares dated the date hereof in the form first filed with the Commission on or after March 26, 1998 pursuant to Rule 424(b) under the Act. Any reference in this Agreement to the registration statement, the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which are incorporated by reference in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

         2. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Underwriter and, upon the basis of the representations, warranties and agreements of the Company, the Trust and the Partnership contained in this Agreement and subject to all the terms and conditions set forth in this Agreement, the Underwriter agrees to purchase from the Company, at a purchase price of $14.725 per Share (the "Purchase Price Per Share"), the Shares.

         3. Terms of Public Offering. The Company has been advised by you that you propose to deposit the Shares with the trustee of the UIT Trust in exchange for units in the UIT Trust as soon after the execution and delivery hereof (and, if necessary, the filing of any post-effective amendment to the Registration Statement) as in your judgment is advisable.


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         4. Delivery of the Shares and Payment Therefor.  Delivery to the
Underwriter of and payment for the Shares shall be made at the office of J.C. Bradford & Co., L.L.C. in Nashville, Tennessee, at 10:00 A.M., New York City time, on March 30, 1998 (the "Closing Date"). The place of closing for the Shares and the Closing Date may be varied by agreement between you and the Company.

         Certificates for the Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. The certificates evidencing the Shares to be purchased hereunder shall be delivered to you on the Closing Date, against payment of the purchase price therefor by wire transfer of immediately available funds to the Company.

         5. Agreements of the Company. The Company agrees with the Underwriter as follows:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective.

            (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information; of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and within the period of time referred to in paragraph (e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

            (c) The Company will furnish to you, without charge, (i) as many signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto as you may reasonably request, (ii)



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such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may reasonably request, and (iv) five copies of the exhibits to the Incorporated Documents.

                  (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (e) below, file any document which upon filing, becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

                  (e) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriter a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer, the Company will expeditiously deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. Subject to the provisions of subsection (g) below, the Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws or real estate syndication laws of the jurisdictions in the United States in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriter is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriter and any dealers a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (f) The Company will cooperate with you and with counsel for the Underwriter in connection with the registration or qualification of the Shares for offering and sale by the Underwriter and by any dealers under the securities or Blue Sky laws or real estate syndication laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is



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not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (g) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (h) The Company will furnish to its shareholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and during the period of three years hereafter, the Company will furnish to you concurrently with mailing or filing, a copy of each report of the Company mailed to shareholders or filed with the Commission, and from time to time such other information concerning the Company as you may reasonably request.

                  (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement to be complied with or fulfilled by the Company, the Company agrees to reimburse you for all reasonable out-of-pocket expenses (including fees and expenses of your counsel) incurred by you in connection with this Agreement.

                  (j) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus.

                  (k) The Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                  (l) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (m) The Company will use its best efforts to list the Shares on the NYSE.

         6. Representations and Warranties of the Company, the Trust and the Partnership. The Company, the Trust and the Partnership, jointly and severally, represent and warrant to the Underwriter that:




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                  (a) No stop order suspending the effectiveness of the
Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction.

                  (b) The Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Act, set forth in the General Instructions to Form S-3. When the Registration Statement or any amendment thereto was declared effective, and on the Closing Date it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) and at the Closing Date, the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty in this paragraph (b) does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein.

                  (c) The Incorporated Documents when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Tennessee with all requisite corporate power and authority to own and lease its properties and to conduct its business as now conducted. The Company has been duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Trust, the Partnership or any Hotel. The Company will be duly qualified (at the time of the closing of the acquisition of the Acquisition




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Hotels) in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Trust, the Partnership, any Hotel or the Acquisition Hotels. Except for the Trust, the Partnership, Equity Inns Services, Inc., a wholly-owned subsidiary of the Company ("EISI"), Equity Inns/West Virginia Partnership, L.P. ("EIWV"), EQI Financing Corporation ("EQIFC") and EQI Financing Partnership I, L.P. ("EQIFP), the Company does not own or control, directly or indirectly, any corporation, association or other entity.

                  (e) The Trust has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland with all requisite power and authority to own and lease its properties and to conduct its business as now conducted. The Trust has been duly qualified to do business and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Trust, the Partnership or any Hotel. The Trust will be duly qualified (at the time of the closing of the acquisition of the Acquisition Hotels) in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Trust, the Partnership, any Hotel or the Acquisition Hotels. Except for the Partnership, the Trust does not own or control, directly or indirectly, any corporation, association or other entity. The Trust is wholly owned by the Company.

                  (f) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Tennessee Revised Uniform Limited Partnership Act (the "Tennessee Act") with all requisite partnership power and authority to own and lease its properties and to conduct its business as now conducted. The Partnership has been duly qualified or registered to do business and is in good standing as a foreign partnership in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Trust, the Partnership or any Hotel. The Partnership will be duly qualified (at the time of the closing of the acquisition of the Acquisition Hotels) in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the Company, the Trust, the Partnership, any Hotel or the Acquisition Hotels. The Trust is the sole general partner of the Partnership and holds approximately 95.0% of the outstanding Partnership Units. At the Closing Date, following the contribution of the net proceeds of the Offering to the Partnership, the Trust will be the sole general partner of the Partnership and will be the holder of approximately 95.2% of the Partnership Units.

                  (g) The Partnership and, to the knowledge of the Company, the Trust and the Partnership, each of the other parties to the Acquisition Agreements has been duly formed and is validly existing as a corporation or partnership, as applicable, under the laws of its state of formation. The Partnership and, to the knowledge of the Company, the Trust and the Partnership, each of the



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other parties to the Acquisition Agreements has all requisite corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as now conducted.

                  (h) The Company has full corporate right, power and authority to enter into this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                  (i) The Trust has full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Trust and constitutes a valid and binding agreement of the Trust, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                  (j) The Partnership has full partnership right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered on behalf of the Partnership by the Trust, as the sole general partner of the Partnership, and constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                  (k) Each of the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), the Consolidated Lease Amendment dated as of November 15, 1996 by and between the Partnership and Crossroads/Memphis Partnership, L.P., as amended by First Amendment to Consolidated Lease Amendment dated as of February 6, 1997 (together, the "Consolidated Lease Amendment") and the Second Consolidated Lease Amendment dated as of February 6, 1997 (the "Second Consolidated Lease Amendment") between EQI Financing Partnership I, L.P., and Crossroads/Memphis Financing Company, L.L.C. and each of the operating leases between the Lessee and the Partnership pursuant to which the Lessee leases the Current Hotels from the Partnership (the "Percentage Leases") executed since the date of the Consolidated Lease Agreement have been duly authorized, executed and delivered by the parties thereto and constitute valid and binding agreements, enforceable in accordance with their respective




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terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles. The leases with respect to the Acquisition Hotels (the "Proposed Leases"), when duly authorized, executed and delivered by the parties thereto, will constitute valid and binding agreements, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles. (This Agreement, the Partnership Agreement, the Consolidated Lease Amendment, the Percentage Leases, and the Proposed Leases sometimes are hereinafter referred to as the "Operative Documents.")

                  (l) The Partnership and, to the knowledge of the Company, the Trust and the Partnership, each of the other parties to the Acquisition Agreements has full legal right, power and authority to enter into such agreements and to consummate the transactions contemplated thereby subject to the terms thereof. The Acquisition Agreements have been duly authorized, executed and delivered on behalf of the Partnership by the Trust, as general partner of the Partnership and, to the Company's, the Trust's and the Partnership's knowledge, the other parties thereto and constitute valid and binding agreements, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

                  (m) Each material consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement, the other Operative Documents and the Acquisition Agreements and the consummation by the Company, the Trust and the Partnership and the other parties to the Acquisition Agreements of the transactions contemplated hereby and thereby has been made or obtained and is in full force and effect.

                  (n) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement, the other Operative Documents or the Acquisition Agreements nor the consummation of the transactions contemplated hereby and thereby by the Company, the Trust or the Partnership, as applicable, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under the charter, by-laws, Declaration of Trust, certificate of limited partnership or partnership agreement, as the case may be, of the Company, the Trust or the Partnership; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company, the Trust or the Partnership is a party or to which they, any of them, any of their respective properties or other assets or any Current Hotel or, to the Company's knowledge, any Acquisition Hotel is subject; or any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.


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                  (o) The issuance of the Shares to be issued and sold to the
Underwriter hereunder has been validly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable. No statutory or other preemptive rights of shareholders exist with respect to any of the Shares. No person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement. Except as set forth in the Prospectus and certain agreements with limited partners of the Partnership with respect to shares of Common Stock issuable upon redemption of Units (copies of which have previously been provided to you), no person holds a right to require registration under the Act of any shares of Common Stock of the Company at any other time. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares complies with all applicable requirements of Tennessee law.

                  (p) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. None of the issued shares of capital stock of the Company has been issued or is owned or held in violation of any statutory or other preemptive rights of shareholders. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                  (q) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or were issued pursuant to an available exemption from the registration requirements under the applicable state securities or Blue Sky laws.

                  (r) All of the issued shares of beneficial interest of the Trust have been duly authorized and validly issued, are fully paid and nonassessable. None of the issued shares of beneficial interest of the Trust has been issued or is owned or held in violation of any preemptive right. There is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Trust or any security convertible into or exchangeable for shares of beneficial interest of the Trust. All of the outstanding shares of beneficial interest of the Trust have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                  (s) All of the issued Partnership Units of the Partnership have been duly and validly authorized and issued and are fully paid and nonassessable. None of the issued Partnership Units has been issued or is owned or held in violation of any preemptive right. At the Closing Date, such Partnership Units will be validly issued, fully paid and nonassessable. All of the outstanding Partnership Units have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).



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                  (t) The financial statements of the Company incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows for the Company for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis. The financial statement schedules included in the Registration Statement fairly present the information shown therein and have been compiled on a basis consistent with the financial statements incorporated by reference in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus. The unaudited pro forma financial information (including the related notes) incorporated by reference in the Prospectus complies as to form in all material respects to the applicable accounting requirements of the Act and the Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

                  (u) (i) Coopers & Lybrand L.L.P., who have examined and are reporting upon the audited financial statements and schedules of the Company incorporated by reference in the Registration Statement, are, and were during the periods covered by their reports incorporated by reference in the Registration Statement and the Prospectus, independent public accountants within the meaning of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

                  (v) None of the Company, the Trust or the Partnership has sustained, since December 31, 1997, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock, shares of beneficial interests or partnership interests, as applicable, long-term debt, obligations under capital leases or short-term borrowings of the Company, the Trust or the Partnership, (ii) any material adverse change, or any development which could reasonably be seen as involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company, the Trust or the Partnership, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company, the Trust or the Partnership which is material to the business or condition (financial or other) of such entity, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock, shares of beneficial interest or partnership interests, as applicable, of the Company, the Trust, or the Partnership or (v) any transaction that is material to the Company, the Trust or the Partnership except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

                  (w) The Partnership has good and marketable title in fee simple to all real property and the improvements located thereon owned by it, including the Hotels, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as are described in the Prospectus or in connection with the Company's $250 million unsecured line of credit (the "Line of Credit"), the Company's $5 million unsecured revolving line of credit with the National Bank of Commerce (the "NBC Credit Line"), the collateralized mortgage bonds issued by EQI Financing Partnership I, L.P. or the title insurance policies relating to such properties. Upon consummation of the transactions contemplated by the Acquisition Agreements, the Partnership will have good and marketable title in fee simple to the Acquisition Hotels and all related real property, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as are described in the proposed title commitments for the Acquisition Hotels or in connection with the financing of a portion of the purchase price for the Acquisition Hotels or which do not materially adversely affect the value of the property or the use proposed to be made of the property by the Partnership. Neither the Company nor the Trust owns or leases any real property as lessee. Except for the ground leases relating to the Traverse City, Michigan Hotel, the Tinton Falls, New Jersey Hotel, the Glen Burnie (Baltimore), Maryland Hotel, the Mountain Brook (Birmingham), Alabama Hotel, the Atlanta (Northlake), Georgia Hotel, the Memphis (Sycamore), Tennessee Hotel and the Nashville, Tennessee Hotel (collectively, the "Leases"), the Partnership does or will not lease any real property as lessee. The Leases are valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made, and proposed to be made, of such property, by the Partnership. The Leases conform in all material respects to the description thereof, if any, set forth in the Registration Statement; and no notice has been given or material claim asserted by anyone adverse to the rights of the Partnership under any of the Leases or affecting the right to the continued possession of the leased property. The Company, the Trust and the Partnership have good title to all personal property owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company, the Trust or the Partnership. Except as disclosed to you in writing, no person has an option or right of first refusal to purchase all or part of any Current Hotel, any Acquisition Hotel or any interest therein. Each of the Current Hotels complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Current Hotels), and except for such failures to comply that would not individually or in the aggregate have a material adverse impact on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Partnership, the Trust or the Company. Neither the Company, the Trust nor the Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Current Hotels, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to Current Hotel, the Partnership, the Trust or the Company.

                  (x) Neither the Company, the Trust or the Partnership is in violation of its respective charter, bylaws, declaration of trust, certificate of limited partnership or partnership agreement, as the case may be, and no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any such entity is a party or to which any such entity or any of its properties is subject, except as may be properly described in the Prospectus or such as in the aggregate do not now have or will not in the future have a material adverse effect on the financial position, results of operations or business of each such entity, respectively. None of the Company, the Trust or the Partnership is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of each such entity, respectively.

                  (y) There is not pending or, to the knowledge of the Company, the Trust, or the Partnership, threatened, any action, suit, proceeding, inquiry or investigation against the Company, the Trust or the Partnership or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, before or brought by any court or governmental agency or body or board of arbitrators, which could result in any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity or which could adversely affect the consummation of the transactions contemplated by this Agreement and the Acquisition Agreements.

                  (z) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. To the best knowledge of the Company, the Trust and the Partnership, there are no statutes or regulations applicable to the Company, the Trust or the Partnership or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company, the Trust or the Partnership of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. All agreements, if any, between the Company, the Trust and the Partnership, respectively, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Trust and the Partnership, respectively, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

                  (aa) The Company, the Trust, the Partnership or the Lessee owns, possesses or has obtained all material permits, licenses, franchises (including, with respect to the Partnership, the franchises relating to the Hotels), certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities or other entities as are necessary to own or lease, as the case may be, its respective properties and to carry on its business as presently conducted, or as contemplated in the Prospectus to be conducted, and none of the Company, the Trust or the Partnership has received any notice of proceedings relating to revocation or modification of any such licenses, permits, franchises, certificates, consents, orders, approvals or authorizations.

                  (bb) Each of the Company, the Trust and the Partnership owns or possesses adequate license or other rights to use all trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company, the Trust and the Partnership to conduct its respective business now, and as proposed to be conducted or operated as described in the Prospectus, and neither the Company, the Trust or the Partnership has received notice of infringement or of conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, prospects, properties, assets, results of operation or condition (financial or otherwise) of the Company, the Trust or the Partnership.

                  (cc) To the best of the Company's, the Trust's and the Partnership's knowledge, the Company's, the Trust's and the Partnership's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's, the Trust's or the Partnership's financial statements; and, to the best of the Company's, the Trust's, and the Partnership's knowledge, none of the Company, the Trust, the Partnership or any employee or agent thereof, has made any payment of funds of the Company, the Trust or the Partnership, as the case may be, or received or retained any funds and no funds of the Company, the Trust or the Partnership, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

                  (dd) Each of the Company, the Trust (to the extent not consolidated with the Company) and the Partnership (to the extent not consolidated with the Company) has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if determined adversely to any such entity, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity. All tax liabilities are adequately provided for on the respective books of such entities.

                  (ee) Each of the Company, the Trust, the Partnership, and their officers, directors or affiliates has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Shares.

                  (ff) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE.

                  (gg) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Registration Statement.

                  (hh) Except as otherwise disclosed in the Prospectus, neither the Company, the Trust, the Partnership nor, to the knowledge of the Company, the Trust, or the Partnership, any entity ("Selling Entity") from which the Partnership acquired a Current Hotel or from which the Partnership proposes to acquire the Acquisition Hotels has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned (or proposed to be leased or owned) or by any means controlled by the Company, the Trust, and the Partnership, including the Current Hotels and the Acquisition Hotels (the "Real Property") except as in material compliance with applicable laws; except as otherwise disclosed in the Prospectus, to the knowledge of the Company, the Trust and the Partnership, the Real Property and the Company's, the Trust's and the Partnership's and the Selling Entities' operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company, the Trust, the Partnership and the Selling Entities have, and are in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, none of the Company, the Trust, the Partnership, or, to the knowledge of the Company, the Trust and the Partnership, any Selling Entity has received any written or oral notice from any governmental entity or any other person and there is no pending or threatened claim, litigation or any administrative agency proceeding that:
(i) alleges a violation of any Environmental Laws by the Company, the Trust, the Partnership or any Selling Entity; (ii) alleges that the Company, the Trust, the Partnership or any Selling Entity is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any state superfund law; (iii) has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or (iv) alleges that the Company, the Trust, the Partnership or any Selling Entity is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

                  (ii) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code. The Partnership is treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation.

                  (jj) None of the Company, the Trust or the Partnership is, will become as a result of the transactions contemplated hereby, or will conduct their respective businesses in a manner in which any such entity would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (kk) None of the appraisers which prepared appraisals of any of the Current Hotels or the Acquisition Hotels, nor any environmental engineering firm which prepared Phase I environmental assessment reports with respect to the Current Hotels or the Acquisition Hotels, was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Trust or the Partnership.

                  (ll) The Partnership is not currently prohibited, directly or indirectly, from making distributions to the Trust, from repaying to the Trust any loans or advances to the Partnership or from transferring any of the Partnership's property or assets to the Trust, except as disclosed in the Prospectus and under the Line of Credit, the NBC Line of Credit and the EQI Financing Partnership I, L.P. agreements.

                  (mm) The Trust is not currently prohibited, directly or indirectly, from making distributions to the Company, from repaying to the Company any loans or advances to the Trust or from transferring any of the Trust's property or assets to the Company, except as disclosed in the Prospectus and under the Line of Credit, the NBC Line of Credit and the EQI Financing Partnership I, L.P. agreements.

                  (nn) The statements set forth in the Prospectus under the caption "Federal Income Tax Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete.

                  (oo) The Company has complied with all provisions of Florida Statutes ss. 517.075 relating to issuers doing business with Cuba.

                  Any certificate signed by any officer of the Company on behalf of the Company, or by an officer of the Trust on behalf of the Trust or the Partnership and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by such entity to the Underwriter as to the matters covered thereby.

         7. Indemnification and Contribution. (a) The Company, the Trust and the Partnership, jointly and severally, agree to indemnify and hold harmless you and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, the Base Prospectus or the Prospectus or any amendment or supplement thereto, or

                  (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, the Base Prospectus or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter through you expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company, the Trust or the Partnership may otherwise have.

                  (b) If any action, suit or proceeding shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company, the Trust or the Partnership, the Underwriter or such controlling person shall promptly notify the Company, the Trust or the Partnership, and the Company, the Trust or the Partnership shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the Company, the Trust or the Partnership have agreed in writing to pay such fees and expenses, the Company, the Trust or the Partnership, have failed to assume the defense and employ counsel, or the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the Company, the Trust or the Partnership and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company, the Trust or the Partnership by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company, the Trust or the Partnership shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the Company, the Trust or the Partnership shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel), at any time for the Underwriter and any controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by J.C. Bradford & Co., L.L.C., and that all such fees and expenses shall be reimbursed as they are incurred. The Company, the Trust or the Partnership shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company, the Trust or the Partnership agree to indemnify and hold harmless the Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) The Underwriter agrees to indemnify and hold harmless the Company, the Trust, the Partnership, their respective directors and officers who sign the Registration Statement, and any person who controls the Company, the Trust or the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company, the Trust and the Partnership to the Underwriter, but only with respect to information furnished in writing by or on behalf of the Underwriter through you expressly for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, the Trust, the Partnership or any of their respective directors, any such officer, or any such controlling person based on the Registration Statement or the Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to the Company, the Trust and the Partnership by paragraph (b) above (except that if the Company, the Trust and the Partnership shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter's expense), and the Company, the Trust, the Partnership or their respective directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have.

                  (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, the Trust and the Partnership on the one hand and the Underwriter on the other hand from the offering of the Shares, or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Trust and the Partnership on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Trust and the Partnership on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter bear to the price to public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Trust and the Partnership on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Trust or the Partnership on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company, the Trust, the Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company, the Trust, the Partnership and the Underwriter set forth in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, the Trust, the Partnership, their respective directors or officers, or any person controlling the Company or the Trust or the Partnership, acceptance of any Shares and payment therefor hereunder, and any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company, the Trust or the Partnership, their respective directors or officers, or any person controlling the Company or the Trust or the Partnership, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

         8. Conditions of the Underwriter's Obligations. The obligation of the Underwriter to purchase the Shares hereunder are subject to the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rule 424 under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company, the Trust and the Partnership taken as a whole not contemplated by the Prospectus, which in your reasonable opinion would materially, adversely affect the market for the Shares, or any event or development relating to or involving the Company, the Trust or the Partnership or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the reasonable opinion of the Company and its counsel or the Underwriter and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion materially adversely affect the market for the Shares.

                  (c) You shall have received on the Closing Date, an opinion of Hunton & Williams, counsel for the Company, the Trust and the Partnership, dated the Closing Date and addressed to you to the effect that:

                       (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee with the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus. To such counsel's knowledge, except for the Trust, EISI, EIWV, EQIFC, EQIFP and the Partnership, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

                           (ii) The Trust has been duly organized and is validly
existing as a real estate investment trust in good standing under the laws of the State of Maryland with all requisite power and authority to own and lease its properties and to conduct its business as described in the Prospectus. The Trust is wholly owned by the Company.

                           (iii) The Partnership is a limited partnership duly
formed and validly existing under the Tennessee Act with the partnership power and authority to own and lease its properties and to conduct its business as described in the Prospectus.

                           (iv) The Company has the corporate power and
authority to enter into this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized by all necessary corporate action and has been executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriter, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or in equity, and except to the extent that enforcement of the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                           (v) The Trust has the legal power and authority to
enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized by all necessary trust action and has been executed and delivered by the Trust and, assuming due authorization, execution and delivery by the Underwriter, constitutes a valid and binding agreement of the Trust, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or in equity, and except to the extent that enforcement of the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                           (vi) The Partnership has the partnership power and
authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized by all necessary partnership action and has been executed and delivered on behalf of the Partnership and, assuming due authorization, execution and delivery by the Underwriter, constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or in equity, and except to the extent that enforcement of the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                           (vii) The Partnership Agreement has been duly
authorized by all necessary corporate, trust or partnership action on behalf of the Company, the Trust and the Partnership, respectively, and has been executed and delivered by the parties thereto and constitutes a valid and binding agreement, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or in equity.

                           (viii) The Partnership has the partnership power and
authority to enter into the Acquisition Agreements and to consummate the transactions contemplated therein. The Acquisition Agreements have been duly authorized, executed and delivered on behalf of the Partnership.

                           (ix) Each consent, approval, authorization, order,
license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company, the Trust and the Partnership of the transactions contemplated hereby, has been made or obtained and is in full force and effect, except such as may be necessary under state securities or real estate syndication laws or required by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriter, as to which such counsel need express no opinion.

                           (x) Neither the issuance, sale and delivery by the
Company of the Shares, nor the execution, delivery and performance of this Agreement will (a) violate the charter, bylaws, declaration of trust, certificate of limited partnership or partnership agreement, as the case may be, of any such entity, as applicable; (b) constitute a default under any of the Operative Documents or any contract or agreement filed or incorporated by reference as an exhibit to the Registration Statement; (c) to such counsel's knowledge, violate any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body; or (d) to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the Company, the Trust or the Partnership.

                           (xi) The issuance of the Shares to the Underwriter
hereunder has been validly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and nonassessable. No statutory or, to such counsel's knowledge, other preemptive rights of shareholders exist with respect to any of the Shares. To such counsel's knowledge, no person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement. To such counsel's knowledge, no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares complies with all applicable requirements of Tennessee law.

                           (xii) All of the issued shares of capital stock of
the Company have been duly authorized and validly issued, are fully paid and nonassessable. None of the issued shares of capital stock of the Company has been issued in violation of any preemptive rights of shareholders. All sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or were issued pursuant to an available exemption from the registration requirements of the applicable state securities or blue sky laws, provided, however, that such counsel need not express any opinion with respect to the registration or availability of an exemption under applicable state securities or blue sky laws for shares of Common Stock issued pursuant to an underwritten public offering. To the knowledge of such counsel, except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                           (xiii) All of the issued shares of beneficial
interest of the Trust have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued shares of beneficial interest of the Trust has been issued or is owned or held in violation of any statutory or, to such counsel's knowledge, other preemptive right. The issuance of all of the outstanding shares of beneficial interest of the Trust was exempt from the registration requirements of the Act and any applicable state securities laws. To such counsel's knowledge, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Trust or any security convertible into or exchangeable for shares of beneficial interest of the Trust.

                           (xiv) All of the issued Partnership Units of the
Partnership have been duly authorized and validly issued and are fully paid and nonassessable. To such counsel's knowledge, none of the issued Partnership Units has been issued or is owned or held in violation of any preemptive rights. The issuance of Partnership Units to be issued to the Trust at the Closing Date has been duly and validly authorized by the Partnership. When issued and delivered against payment therefor as provided in the Partnership Agreement, such Partnership Units will be duly and validly issued and fully paid. The issuances of the outstanding Partnership Units were exempt from the registration requirements of the Act and any applicable state securities laws.

                           (xv) To such counsel's knowledge and except as
described in the Prospectus, there is not pending or threatened, any action, suit, proceeding, inquiry or investigation against the Company, the Trust or the Partnership or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, which, if determined adversely to any such entity, would in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company.

                           (xvi) The descriptions in the Registration Statement
and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no contracts, leases or other documents known to such counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. There are no statutes or regulations applicable to the Company, the Trust or the Partnership or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by any such entity, known to such counsel, of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein.

                           (xvii) The Company is organized in conformity with
the requirements for qualification as a real estate investment trust ("REIT") pursuant to Sections 856 through 860 of the Code, and the Company's method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Code. The Partnership is treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation.

                           (xviii) The Registration Statement has become
effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the Act. Other than financial statements and other financial and operating data and schedules contained therein, as to which counsel need express no opinion, the Registration Statement, the Prospectus and any amendment or supplement thereto, appear on their face to conform as to form in all material respects with the requirements of the Act and the Act Regulations.

                           (xix) Such counsel has no reason to believe that the
Registration Statement, or any further amendment thereto made prior to the Closing Date, on its effective date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to the Closing Date, as of its issue date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

                           (xx) The Incorporated Documents (other than the
financial statements and related schedules therein, as to which such counsel need express no opinion) when they were filed with the Commission complied on their face as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and nothing has come to such counsel's attention which causes them to believe that any of such Incorporated Documents (other than the financial statements and related schedules therein, as to which such counsel need express no belief), when such Incorporated Documents were so filed, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading.

                           (xxi) Neither the Company, the Trust nor the
Partnership is, or solely as a result of the consummation of the transactions contemplated hereby will become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                           (xxii) The information in the Prospectus under the
caption "Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein under the Act and the Act Regulations.

                           (xxiii) To such counsel's knowledge, the conditions
for use of a Registration Statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied with respect to the Company and the transactions contemplated by this Agreement and the Registration Statement.

                           (xxiv) Such counsel has been advised that the Shares
have been approved for listing on the NYSE, subject to official notice of issuance.

                  (d) You shall have received on the Closing Date an opinion of King & Spalding, counsel for the Underwriter, dated the Closing Date and addressed to you, with respect to the matters referred to in clauses (iv), (xi) and (xix) of the foregoing paragraph (c) and such other related matters as you may request.

                  (e) You shall have received letters addressed to you and dated the date hereof and the Closing Date from Coopers & Lybrand L.L.P., independent certified public accountants, substantially in the forms heretofore approved by you.

                  (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the consolidated short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company, the Trust or the Partnership taken as a whole; (iv) the Company, the Trust, and the Partnership, shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, the Trust, and the Partnership, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company, the Trust, and the Partnership contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company and similar officers of the Trust as general partner of the Partnership (or such other officers as are acceptable to you), to the effect set forth in this Section 8(f) and in Section 8(g) hereof.

                  (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (h) The Shares shall have been listed or approved for listing upon notice of issuance on the NYSE.

                  (i) The NASD shall not have objected to such offering, such terms or the Underwriter's participation in the same.

                  (j) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel in your reasonable discretion.

                  Any certificate or document signed by any officer of the Company, the Trust or the general partner of the Partnership and delivered to you or to counsel for the Underwriter, shall be deemed a representation and warranty by the Company, the Trust or the Partnership, as applicable, to the Underwriter as to the statements made therein.

         9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to any of them; the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; the reproduction and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Shares; the listing of the Shares on the NYSE; the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws or real estate syndication laws of the several states as provided in
Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriter relating to the preparation, reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); the filing fees and the fees and expenses of counsel for the Underwriter in connection with any filings required to be made with the NASD; the transportation and other expenses incurred by or on behalf of the Company's representatives in connection with presentations to prospective purchasers of the Shares; the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

         10. Effective Date of Agreement. This Agreement shall become effective: upon the execution and delivery hereof by the parties hereto; or if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you by notifying the Company.

             Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed within 24 hours by letter.

         11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of the Underwriter to the Company, by notice to the Company, if prior to the Closing Date, (i) trading in securities generally on the NYSE, the American Stock Exchange or The Nasdaq Stock Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Tennessee shall have been declared by either federal or state authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities or other national or international calamity, crisis or change in economic conditions or the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable or inadvisable to (x) commence or continue the offering of the units of the UIT Trust to the public, or (y) enforce contracts for the sale of the units of the UIT Trust. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed within 24 hours by letter.

         12. Information Furnished by the Underwriter. The statements set forth in the second, third and fourth sentences of the penultimate paragraph on the cover page and the statements in the second paragraph under the caption "Underwriting" in the Prospectus, constitute the only information furnished by or on behalf of the Underwriter through you as such information is referred to in Sections 6(b) and 7 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered if to the Company, the Trust or the Partnership, at the office of the Company at Equity Inns, Inc., 4735 Spottswood, Suite 102, Memphis, Tennessee, 38117, Attention: Mr. Phillip H. McNeill, Sr. or if to you, J.C. Bradford & Co., L.L.C., 330 Commerce Street, Nashville, Tennessee 37201, Attention: Catherine Gemmato-Smith.

                  This Agreement has been and is made solely for the benefit of the Underwriter, the Company, the Trust and the Partnership, their respective directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriter of any of the Shares in his status as such purchaser.

         14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Partnership, the Trust and the Underwriter.

                                      Very truly yours,

                                      EQUITY INNS, INC.



                                      By:  /s/ HOWARD A. SILVER
                                           -------------------------------------
                                           Howard A. Silver
                                           Executive Vice President, Secretary,
                                           Treasurer and Chief Financial Officer



                                      EQUITY INNS TRUST



                                      By:  /s/ HOWARD A. SILVER
                                           -------------------------------------
                                           Howard A. Silver
                                           Secretary and Treasurer



                                      EQUITY INNS PARTNERSHIP, L.P.

                                      By:   EQUITY INNS TRUST
                                            General Partner



                                      By:  /s/ HOWARD A. SILVER
                                           ----------------------------------
                                           Howard A. Silver
                                           Secretary and Treasurer

Confirmed as of the date first above mentioned.


J.C. BRADFORD & CO., L.L.C.



By:  /s/ CATHERINE GEMMATO-SMITH
     -----------------------------
     Catherine Gemmato-Smith
     Managing Director